B&M DRAFT - 5/14/15

TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED 2002 STOCK PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
(Outside Director Restricted Stock Units - Non-U.S. Version)
Unless otherwise defined herein, the capitalized terms used in this Restricted Stock Unit Award Agreement (Outside Director Restricted Stock Units - Non-U.S. Version) shall have the same defined meanings as set forth in the Trimble Navigation Limited Amended and Restated 2002 Stock Plan (the “Plan”).
Name: JOHANSSON, ULF J.
Address: STRANDV 43 IV, STOCKHOLM, SWEDEN, S-11456
You have been awarded the right to receive Common Stock of the Company or a cash equivalent, subject to the terms and conditions of the Plan and this Restricted Stock Unit Award Agreement (Outside Director Restricted Stock Units - Non-U.S. Version), including any special terms and conditions for your country in the appendix attached hereto (the “Appendix”, together with this Restricted Stock Unit Award Agreement (Outside Director Restricted Stock Units - Non-U.S. Version), the “Award Agreement”), as follows:
Award Date: 5/7/2015
Total Number of Restricted Stock Units Awarded: 10,953
Vesting Schedule
One hundred percent (100%) of the Restricted Stock Units subject to this Award shall vest twelve (12) months after the date of grant of the Restricted Stock Units (the “Vesting Date”), provided you have continued your service as a Director through the Vesting Date.
Notwithstanding the foregoing, if you resign as Director, or cease to be a Director due to your death or disability, prior to the Vesting Date, the Restricted Stock Units shall vest immediately as of the date you cease to be a Director in a pro rata number of Restricted Stock Units equal to the product of the number of Restricted Stock Units subject to this Award, multiplied by a fraction, the numerator of which shall be the number of days elapsed between the date of grant of the Restricted Stock Units and the date you cease to be a Director, and the denominator of which shall be 365.
Settlement
For each vested Restricted Stock Unit, you shall be entitled to receive (a) a number of whole Shares equal to the number of Restricted Stock Units that vest, (b) a cash payment equal to the product of the number of Restricted Stock Units that vest, multiplied by the Fair Market Value of one Share on the date that the Restricted Stock Units vested or (c) a combination of the foregoing. Such payment shall be made in the form of whole Shares, cash or a combination of the foregoing at the

(Non-U.S. Directors)

Company’s discretion under the terms of the Plan, on or as soon as practicable, but no later than 60 days following the earlier of the Vesting Date or other vesting event; provided, however, that if you are subject to taxation in the U.S., the payment shall be made on the earliest of the Vesting Date, the date of your death or the date of your “separation from service” within the meaning of Section 409A of the Code.
Forfeiture
Except as otherwise provided in the Vesting Schedule above, upon the date that you cease to be a Service Provider for any reason, all unvested Restricted Stock Units shall be forfeited.
Non-Transferability of Restricted Stock Units
The Restricted Stock Units may not be transferred in any manner otherwise than by will, by the laws of descent or distribution, or by contribution to a personal corporation wholly owned by you. The terms of the Plan and this Award Agreement, including the Appendix, shall be binding upon your executors, administrators, heirs, successors, assigns and transferees.
Tax Obligations
You acknowledge that, regardless of any action taken by the Company and/or any Subsidiary or Affiliate (collectively, the “Company”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company, if any. You further acknowledge that the Company (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the issuance of Shares (or the cash equivalent) upon settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (2) does not commit to and is under no obligation to structure the terms of this Award or any aspect of the Restricted Stock Units to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, you authorize the Company or its agents, at their discretion, to satisfy any withholding obligations with regard to Tax-Related Items by either or both of the following:
1.withholding from proceeds of the sale of the Shares acquired upon vesting/settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); or

2.withholding in Shares to be issued upon vesting/settlement or from the cash payment received at settlement (if any) of the Restricted Stock Units.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items.
Finally, you agree to pay the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares (or the cash equivalent) or the proceeds of the sale of Shares if you fail to comply with your obligations in connection with the Tax-Related Items.
Code Section 409A
If you are subject to taxation in the U.S., this provision shall apply to you. The vesting and settlement of Restricted Stock Units awarded pursuant to this Award Agreement are intended to comply with Section 409A of the Code. The Administrator reserves the right, to the extent the Administrator deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Award Agreement to ensure that the Restricted Stock Units comply with Section 409A of the Code. The Company makes no representations that the Restricted Stock Units will comply with Section 409A of the Code and makes no undertaking to ensure that the Restricted Stock Units and Award Agreements will comply with Section 409A of the Code.
Nature of Award
In accepting this Award, you acknowledge, understand and agree that:
(1)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(2)this Award is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;
(3)all decisions with respect to future restricted stock unit grants, if any, will be at the sole discretion of the Company;
(4)this Award and your participation in the Plan shall not be interpreted as forming an employment or service contract with the Company or any Subsidiary or Affiliate, and shall not interfere with the ability of the Company or any Subsidiary or Affiliate, as applicable, to terminate your Service Provider relationship at any time;
(5)you are voluntarily participating in the Plan;
(6)the future value of the underlying Shares is unknown, indeterminable, and cannot be predicted with certainty;
(7)no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from termination of your relationship as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are engaged as a Service Provider or the terms of your employment or service agreement, if any) and, in consideration of the Award to which you otherwise are not entitled, you irrevocably agree never to institute any claim against the Company or any Subsidiary or Affiliate, waive your ability, if any, to bring any such claim, and release the Company and any Subsidiary or Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(8)unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(9)neither the Company nor any Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the United States Dollar and your local currency (if different) that may affect the value of the Restricted Stock Units or of any amounts due to you pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.
No Advice Regarding Award
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
No Shareholder Rights Prior to Settlement
You shall have no rights of a shareholder (including the right to distributions or dividends or to vote) unless and until Shares are issued pursuant to the terms of this Award Agreement.
Compliance with Law

Notwithstanding anything to the contrary contained herein, no Shares will be issued to you upon vesting of the Restricted Stock Units unless the Shares subject to the Restricted Stock Units are then registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or, if such Shares are not so registered, the Company has determined that such vesting and issuance would be exempt from the registration requirements of the Securities Act. Further, no Shares will be issued until completion of any other applicable registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of any applicable governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. By accepting the Restricted Stock Units, you agree not to sell any of the Shares received under this Award at a time when Applicable Laws or Company policies prohibit a sale.
Insider Trading Restrictions / Market Abuse Laws
You acknowledge that, depending on your country of residence, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell Shares or rights to Shares (e.g., Restricted Stock Units) under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  You acknowledge that it is your responsibility to comply with any applicable restrictions and that you should speak to your personal legal advisor on this matter.
Data Privacy
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Award Agreement and any other Restricted Stock Unit Award materials ("Data") by and among, as applicable, the Company and any Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company and any Subsidiary or Affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan.
You understand that Data will be transferred to the Company’s designated broker/third party administrator for the Plan, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting the Company. You authorize the Company, the Company’s broker and any other third parties which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, or require any necessary amendments to Data, in any case without cost, by contacting the Company in writing. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your status as a Service Provider will not be adversely affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you restricted stock units or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact the Company.
Entire Agreement
The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of you and the Company with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by you and the Company.
Governing Law/Venue
This Award and this Award Agreement are governed by, and subject to, the internal substantive laws, but not the choice of law rules, of the State of California, U.S.A.
For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Award Agreement, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the State of California, U.S.A., and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, U.S.A., or the federal courts for the United States for the Northern District of California, and no other courts, where this Award is made and/or to be performed.
Language
If you have received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
Electronic Delivery and Participation

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
Severability
The provisions of this Award Agreement (which includes the Appendix) are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
Appendix
The Restricted Stock Units shall be subject to any special terms and conditions for your country set forth in the Appendix. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country shall apply to you unless the Company determines that the application of such terms and conditions is not necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Award Agreement.
Imposition of Other Requirements
The Company reserves the right to impose other requirements on your participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Waiver
You acknowledge that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement or of any subsequent breach by you or any other participant in the Plan.
BY YOUR SIGNATURE AND THE SIGNATURE OF THE COMPANY’S REPRESENTATIVE BELOW OR BY YOUR ACCEPTANCE OF THIS AWARD THROUGH THE COMPANY’S ONLINE ACCEPTANCE PROCEDURE, YOU AND THE COMPANY AGREE THAT THIS AWARD IS GOVERNED BY THE TERMS AND CONDITIONS OF THE PLAN AND THIS AWARD AGREEMENT, INCLUDING THE APPENDIX. YOU HAVE REVIEWED THE PLAN AND THIS AWARD AGREEMENT, INCLUDING THE APPENDIX, IN THEIR ENTIRETY, HAVE HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS AWARD AGREEMENT, AND FULLY UNDERSTAND ALL PROVISIONS OF THE PLAN AND AWARD AGREEMENT, INCLUDING THE APPENDIX. YOU HEREBY AGREE TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS RELATING TO THE PLAN AND AWARD AGREEMENT, INCLUDING THE APPENDIX. YOU

FURTHER AGREE TO NOTIFY THE COMPANY UPON ANY CHANGE IN YOUR RESIDENCE ADDRESS.

SERVICE PROVIDER:	TRIMBLE NAVIGATION LIMITED:

Signature	By

JOHANSSON, ULF J.	STEVE BERGLUND
Print Name	Print Name

STRANDV 43 IV,
STOCKHOLM, SWEDEN, S-11456	CEO
Residence Address	Title

APPENDIX TO

TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED 2002 STOCK PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
(Outside Director Option – Non-U.S. Version)

TERMS AND CONDITIONS

This Appendix, which is part of the Award Agreement, includes additional or different terms and conditions that govern the Restricted Stock Units and that will apply to you if you are in one of the countries listed below. Unless otherwise defined herein, capitalized terms set forth in this Appendix shall have the meanings ascribed to them in the Plan or the Award Agreement, as applicable.

If you are a citizen or resident of a country other than the one in which you are currently working, are considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Award Date, the Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply to you under these circumstances.

NOTIFICATIONS

This Appendix also includes information regarding securities, exchange control and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of April 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because such information may be outdated when you vest in this Award and/or sell any Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation. As a result, the Company is not in a position to assure you of any particular result. You, therefore, are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your particular situation.

Finally, if you are a citizen or resident of a country other than that in which you currently are working, are considered a resident of another country for local law purposes or transfer employment and/or residency to a different country after the Award Date, the information contained herein may not apply in the same manner to you.

SWEDEN

There are no country-specific terms and conditions.